UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2024

Reddit, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41983	45-2546501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
303 2nd Street, South Tower, 5th Floor
San Francisco, California 94107
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 494-8016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	RDDT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Explanatory Note
Reddit, Inc. (the “Company”) filed a Current Report on Form 8-K on March 25, 2024 (the “Original Report”), in which the Company announced the completion of its initial public offering. This Amendment No. 1 to the Original Report (this “Amendment”) is being filed solely to correct an inadvertent error in the gross proceeds disclosed in Item 8.01 of the Original Report, which amount has been corrected to $631,601,918.00 instead of $600,021,822.10. This Amendment hereby amends the Original Report by amending and restating Item 8.01 and, except as set forth herein, no other amendments to the Original Report are made by this Amendment.

Item 8.01    Other Events.
On March 25, 2024, the Company completed its initial public offering of an aggregate of 25,300,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), at a price to the public of $34.00 per share, 18,576,527 of which shares were sold by the Company and 6,723,473 of which shares were sold by certain selling stockholders, which includes the exercise in full by the underwriters of their option to purchase from the Company an additional 3,300,000 shares of Class A Common Stock. The gross proceeds to the Company from the initial public offering were $631,601,918.00, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of Class A Common Stock in the offering by the selling stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDIT, INC.

Date: March 26, 2024	By:	/s/ Steven Huffman
Steven Huffman
President and Chief Executive Officer